UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 22, 2026

Date of Report (date of earliest event reported)

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 327-3270

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2026, Sean Maduck, the President of Corcept Endocrinology, notified the Board of Directors of Corcept Therapeutics Incorporated (the “Company”) of his decision to resign effective as of October 1, 2026. The Company thanks Mr. Maduck for his significant contributions to the Company and his dedication to helping patients. Mr. Maduck did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, financial statements, policies or practices.

In connection with Mr. Maduck’s resignation, the Company and Mr. Maduck entered into a Consulting Services Agreement (the “Agreement”), dated as of September 22, 2026 and effective as of October 1, 2026, pursuant to which Mr. Maduck will provide consulting services to the Company’s Chief Executive Officer and executive management team. The Agreement has an initial term expiring on September 30, 2027, unless earlier terminated. Pursuant to the Agreement, Mr. Maduck will be paid a cash fee of $57,000 per month. The Agreement further provides that during Mr. Maduck’s consulting term with the Company, Mr. Maduck’s previously awarded and currently outstanding stock options shall continue to vest according to the original vesting schedule of each such stock option. Either party may terminate the Agreement upon thirty (30) days’ prior written notice.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed either as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026 or by amendment to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release announcing the retirement of Mr. Maduck and that Justin Gunn will succeed Mr. Maduck. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the information contained in the press release attached as Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Corcept Therapeutics Incorporated, dated September 23, 2026

104.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: September 23, 2026	By:	/s/ Atabak Mokari
	Name:	Atabak Mokari
	Title:	Chief Financial Officer